    As filed with the Securities and Exchange Commission on September 7, 2001
                                             Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        ASSOCIATED MATERIALS INCORPORATED
             (Exact name of registrant as specified in its charter)

                        2200 ROSS AVENUE, SUITE 4100 EAST
                               DALLAS, TEXAS 75201
                                 (214) 220-4600
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

       DELAWARE                                 75-1872487
(State of incorporation)            (I.R.S. Employer Identification Number)

                        ASSOCIATED MATERIALS INCORPORATED
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                               ROBERT L. WINSPEAR
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                        ASSOCIATED MATERIALS INCORPORATED
                        2200 ROSS AVENUE, SUITE 4100 EAST
                                DALLAS, TX 75201
                                 (214) 220-4600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 WITH A COPY TO:

                             JAMES E. O'BANNON, ESQ.
                           JONES, DAY, REAVIS & POGUE
                             2727 N. HARWOOD STREET
                               DALLAS, TEXAS 75201
                                 (214) 969-3766

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                                 Proposed           Proposed
                                                                                 Maximum            Maximum
                                                                Amount           Offering          Aggregate           Amount of
                                                                to be           Price per           Offering         Registration
Title of Securities to be Registered                         Registered(1)        Share              Price              Fee(2)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.0025 per share ................      250,000            $23.35           $5,837,500           $1,460
===================================================================================================================================

(1) Represents shares issuable under the Associated Materials Incorporated Employee Stock Purchase Plan (the "Plan"). Pursuant to
    Rule 416, there are also registered hereunder such indeterminate number of additional shares as may become issuable under the
    Plan as a result of the antidilution provisions contained therein. In addition, pursuant to rule 416(c) under the Securities
    Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Calculated pursuant to Rule 457(h).
===================================================================================================================================

                                EXPLANATORY NOTE

         This Registration Statement relates to the amendment to the Associated Materials Incorporated Employee Stock Purchase Plan (the "Plan") increasing the number of shares of Common Stock authorized to be issued under the Plan by 250,000 to 500,000 authorized shares of Common Stock.

                     STATEMENT OF INCORPORATION BY REFERENCE

         Pursuant to General Instruction E of Form S-8, this Registration Statement incorporates by reference Registration Statement No. 333-63435 filed on Form S-8 by Associated Materials Incorporated (the "Company") with the Securities and Exchange Commission (the "Commission") on September 15, 1998, for the Plan, including all exhibits thereto.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 2000; (ii) the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2001,
(iii) the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2001, (iv) the Company's Current Report on Form 8-K, dated April 29, 2001, and
(v) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A/A, filed by the Company with the Commission.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering made hereby, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of the filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.      EXHIBITS


              4.1 Restated Certificate of Incorporation, as amended, of Associated Materials Incorporated (the "Company") (incorporated by reference to Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the period ended June 30,
                    2001)

              4.2 Restated Bylaws of the Company (incorporated by reference to Exhibit 4.2 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2001)

              5.1   Opinion of Jones, Day, Reavis & Pogue

             23.1   Consent of Jones, Day, Reavis & Pogue (included in Exhibit
                    5.1)

             23.2   Consent of Ernst & Young LLP

             24.1   Powers of Attorney

             99.1 Employee Stock Purchase Plan of the Company (incorporated by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2001)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 7, 2001.

                             ASSOCIATED MATERIALS INCORPORATED


                             By: /s/ ROBERT L. WINSPEAR
                                -----------------------------------------
                                     Robert L. Winspear
                                Vice President and Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on September 7, 2001.


       Signatures                                  Title
  WILLIAM W. WINSPEAR*            Chairman of the Board, President and Chief
------------------------                     Executive Officer
  William W. Winspear                  (Principal Executive Officer)

  /s/ ROBERT L. WINSPEAR           Vice President, Chief Financial Officer,
------------------------                       and Secretary
  Robert L. Winspear             (Principal Financial and Accounting Officer)

  MICHAEL CAPORALE, JR.*                           Director
------------------------
  Michael Caporale, Jr.

  RICHARD I. GALLAND*                              Director
------------------------
  Richard I. Galland

  JOHN T. GRAY*                                    Director
------------------------
  John T. Gray

  JAMES F. LEARY*                                  Director
------------------------
  James F. Leary

  ALAN B. LERNER*                                  Director
------------------------
  Alan B. Lerner

  A.A. MEITZ*                                      Director
------------------------
  A.A. Meitz

* Robert L. Winspear, by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed on behalf of the above-named officers and directors and filed herewith.


                                       /s/ ROBERT L. WINSPEAR
                                     ------------------------
                                           Robert L. Winspear
                                            Attorney-in-Fact

                                INDEX TO EXHIBITS



EXHIBIT
NUMBER                EXHIBIT
------                -------
  4.1             Restated Certificate of Incorporation, as amended, of
                  Associated Materials Incorporated (the "Company")
                  (incorporated by reference to Exhibit 4.1 to the Company's
                  Quarterly Report on Form 10-Q for the period ended June 30,
                  2001)

  4.2 Restated Bylaws of the Company (incorporated by reference to Exhibit 4.2 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2001)

  5.1             Opinion of Jones, Day, Reavis & Pogue

 23.1             Consent of Jones, Day, Reavis & Pogue (included in Exhibit
                  5.1)

 23.2             Consent of Ernst & Young LLP

 24.1             Powers of Attorney

 99.1 Employee Stock Purchase Plan of the Company (incorporated by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2001)